Exhibit 10.13

November 18, 2010

Burnham Hill Advisors LLC
590 Madison Avenue, 5th Floor
New York, NY 10022

Re:           Amendment No. 2 to the Consulting Agreement dated August 20, 2010

To Whom It May Concern:

Reference is made to the Consulting Agreement for Services between Bond Laboratories, Inc. (“Bond Labs” or the “Company”) and Burnham Hill Advisors LLC (“BHA”) dated August 20, 2010 (the “Agreement”), as amended by that certain Amendment No. 1 to the Consulting Agreement dated September 15, 2010 (the “First Amendment” and together with the Agreement, the “Amended Agreement”). This letter (the “Second Amendment”) supplements certain of the terms contained in the Amended Agreement as provided below.

As consideration for services rendered, the receipt and sufficiency of which are hereby agreed and acknowledged, the Company and BHA hereby agree to supplement the Amended Agreement as follows:

Certain warrants as identified on Exhibit A attached hereto (the “Warrants”) issued to BHA and its registered assigns (the “Holders” and each a “Holder”) in connection with that certain Consulting Agreement for Services between the Company and BHA dated August 20, 2009 shall be exchanged into that number of validly issued, fully paid and non-assessable shares of Common Stock of the Company as is determined by dividing (a) the total number of shares of Common Stock into which such Holder’s Warrants with an exercise price equal to $0.35 may be exercised by (b) 1; plus dividing (x) the total number of shares of Common Stock into which such Holder’s Warrants with an exercise price equal to $0.50 may be exercised by (y) 1.5.  Any fractional shares of Common Stock shall be rounded to the nearest whole number.

This Second Amendment amends and modifies the Amended Agreement, which remains in full force and effect as to matters not discussed herein. In the case of any inconsistency or conflict between the provisions of this Second Amendment and the provisions of the Amended Agreement, the provisions of this Second Amendment shall govern.

IN WITNESS WHEREOF, the Company has executed and delivered this Second Amendment as of the date first written above.

BOND LABORATORIES, INC.

By:           /s/ John Wilson
Name:           John Wilson
Title:           Chief Executive Officer

Exhibit A

Holder	$0.35 Warrants	$0.50 Warrants	Total Shares

Abrams, Michael	375,000	375,000	625,000

Adelman, Jason	187,500	87,500	245,834

Liss, Michael	187,500	87,500	245,834

BHA	75,000	75,000	125,000

Total	825,000	625,000	1,241,668